SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 11, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)


Nevada                                                             93-1221399
------                                                             ----------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)


3760 Pecos McLeod Drive, Las Vegas, Nevada                               89121
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(Address of principal executive offices)                             (Zip Code)

                                  (702)317-1610
                                  -------------
              (Registrant's Telephone Number, Including Area Code)


      5455 Wilshire Blvd., Suite 2126, Los Angeles, CA 90036, (323)857-0448
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      (Former Address and Telephone Number of Principal Executive Offices)




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ITEM 8.01 OTHER EVENTS.

On October 19, 2004, LitFunding Corp., a Nevada corporation (the "Registrant") announced a stock dividend of one share of common stock for each ten outstanding shares of the Registrant's common stock, previously declared by its Board of Directors.

Stockholders of record as of the close of business on October 28, 2004 will receive a stock dividend of one additional share of common stock for every ten
(10) shares of common stock they own. Fractional shares will be rounded up and shareholders need not take any action to receive the dividend shares. Based on the total number of shares outstanding as of October 12, 2004, the dividend will increase the total number of shares outstanding from 9,812,447 shares to approximately 10,793,692 shares.

Effective October 11, 2004, the Registrant moved its offices from Los Angeles, California to Las Vegas, Nevada. The Company's new address is 3760 Pecos McLeod Drive, Las Vegas, Nevada, 89121. The Registrant's new telephone number is
(702)317-1610.


ITEM 9.01 EXHIBITS.

The following exhibits are filed with this report on Form 8-K.

EXHIBIT NUMBER         EXHIBIT

99.1                   Press Release


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         LitFunding Corp.
                                         a Nevada corporation


October 19, 2004                    By:  /s/ Morton Reed
                                         -----------------------------------
                                         Morton Reed, Chief Executive Officer